Exhibit 10.4

May 26, 2006

HD Partners Acquisition Corporation

2601 Ocean Park Boulevard, Suite 320

Santa Monica, CA 90405

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Re:          Initial Public Offering

Gentlemen:

The undersigned officer of HD Partners Acquisition Corporation (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to liquidate the Trust Fund to the holders of IPO Shares, (ii) take all reasonable actions within his power to cause the Company to dissolve as soon as reasonably practicable and (iii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company’s board of directors.  The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any rights in the Trust Fund, except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation of the Trust Fund and dissolution of the Company and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, prospective target business or other entity that is owed money by the Company for services rendered or products sold provided that the Company did not obtain a valid and enforceable waiver from such party of its rights or claims to the Trust Fund and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

2.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the dissolution of the Company or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Value Investments, LLC (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate it for the Company’s use of Related Party’s office space, utilities, administrative, technology and secretarial services.  Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

6.             The undersigned agrees to be the Executive Vice President of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution of the Company.  The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph hereto is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.             The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Executive Vice President of the Company.

8.             The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”).  Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.             In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value, $0.001, owned  by him prior to the IPO (“Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in connection with or following the IPO “For” a Business Combination.

10.           The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

11.           The undersigned agrees to not to resign from his position as officer of the Company as set forth in the Registration Statement without the prior consent of

Morgan Joseph until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the dissolution of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

12.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the media, entertainment and/or telecommunications industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; and (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signature Page to Follow]

Lawrence N. Chapman
Print Name of Insider

/s/ Lawrence N. Chapman
Signature

EXHIBIT A

Lawrence Chapman has been our Executive Vice President since December 2005 and served as a director from December 2005 through April 2006. Mr. Chapman retired from Hughes Electronics Corporation (which changed its name to The DIRECTV Group in 2004) in August 2004, with his most recent assignment as President and Chief Operating Officer of DIRECTV’s Latin American operation, at the time the region’s largest pay television service with offerings in over 28 countries. Mr. Chapman was appointed as President of DIRECTV Latin America, LLC (a partnership between DIRECTV Latin America Holdings, a subsidiary of Hughes Electronics Corp., Darlene Investments LLC, an affiliate of the Cisneros Group of Companies, and Grupo Clarin), to lead the reorganization of the company under Chapter 11 of the U.S. Bankruptcy Code. DIRECTV Latin America emerged from Chapter 11 in April 2004. From August 2001 through December 2002, Mr. Chapman was Executive Vice President in charge of DIRECTV’s Product Development, Marketing and Advertising organizations. From March 2000 through August 2001, Mr. Chapman was President of DIRECTV Global Digital Media Inc., a subsidiary of Hughes Electronics Corporation). Between 1990 and 2000, Mr. Chapman served in a number of capacities at DIRECTV including Senior Vice President of Programming, Senior Vice President of Special Markets and Distribution, and Vice President of Business Affairs. Before his assignments with DIRECTV, a business unit of Hughes Electronics Corporation, Mr. Chapman served in various business development roles at Hughes Communications Inc., a satellite services subsidiary of Hughes Electronics Corporation. From 1985 to 1989, Mr. Chapman was Deputy General Manager at JCSat, a Tokyo-based satellite services joint venture between Hughes Communications, Itochu Corporation and Mitsui and Company, Ltd. Mr. Chapman holds MS and BS degrees in Electrical Engineering from the University of Florida. Mr. Chapman served as a member of the Board of Directors of TiVo, Inc. from 1999 to 2003 and as a member of the Board of Directors of PanAmSat Corporation in 2003.